ReCharge Pivotal Trial Results February 7, 2013 Copyright © 2013 Exhibit 99.1

Study Design
Prospective, double-blind, sham controlled randomized trial in
239 subjects (233 implanted)
Co-Primary Efficacy
Endpoint:
At least 10% difference in %EWL by super-superiority of
treatment over sham control (BMI method at 12
months, post randomization)
Co-Primary Efficacy
endpoint:
55% of subjects achieve at least 20% EWL, 45% of
subjects achieve at least 25% EWL in the treatment
group (BMI method at 12 months, post randomization)
Primary Safety Objective: Implant/revision procedure, device and therapy-related serious adverse events (SAE) through 12 months post-
randomization is less than 15% in the treatment group
Mean BMI: 40.9 Kg/m
Mean Age: 47
Gender: 85% female/ 15% male
2

Results Overview - ITT Population
Overall outcome: Excellent benefit/risk ratio at 12 months
Efficacy – Percent EWL: Clinically meaningful, statistically significant superiority over Sham Control
Efficacy – Responder analysis: Strongly in favor of VBLOC
Safety: Primary endpoint met

Efficacy Results: Mean %EWL
in ITT Population
Excess Weight Loss (%)
at 12 months (BMI) Treated Control Difference
N 162 77
Mean ± SD 24.4 ± 23.6 15.9 ± 17.7 8.5 ± 21.9
[95% CI] [20.8, 28.1] [11.9, 19.9] [3.1, 13.9]
Super-superiority P-value 0.705
Superiority P-value 0.002

Mean %EWL (BMI Method) by Visit
Active
Control
Mean %EWL (BMI Method)
0
5
10
15
20
25
30
0
3
6
9
12
Visit Month

EnteroMedics

ReCharge Weight Loss 5

Efficacy Results: Responder Analysis in ITT
Population

Percent EWL
achieved
(BMI)
Treated
N=162
Control
N=77 Odds Ratio p-Value
20% 52.5% (85) 32.5% (25) 2.3 (1.3, 4.1) .004
25% 38.3% (62) 23.4% (18) 2.1 (1.1, 3.8) .02
30% 30.2% (49) 18.2% (14) 2.0 (1.0, 3.9) .047
35% 25.9% (42) 9.1% (7) 3.5 (1.5, 8.3) .004
40% 21.6% (35) 5.2% (4) 5.1 (1.7, 14.9) .003
45% 18.5% (30) 3.9% (3) 5.7 (1.7, 19.2) .005
50% 14.8% (24) 1.3% (1) 13.3 (1.8, 100.5) .01

OR (95% CI), logarithmic scale
100.0
50.0
20.0
10.0
5.0
2.0
1.0
0.5
20%
25%
30%
35%
40%
45%
50%
Percent Excess Weight Loss (%EWL) Threshold

EnteroMedics

Odds Ratio for Various Response Rates Treated vs. Sham Control 7

Per Protocol Population
Efficacy Results
Excess Weight Loss (%)
at 12 months
(BMI ) Treated Control Difference
N 146 65
Mean ±
SD 26.3
±
23.8 17.3
±
18.1
8.9 ±
22.2
[95% CI] [22.4, 30.2] [12.9, 21.8] [3.0, 14.8]
P-value (Delta = 10%) 0.640
P-value (Delta = 0%) 0.003
Percent EWL achieved (BMI) Treated
N=146
Control
N=65
20%
56.8% (83)
35.4% (23)
25%
41.8% (61)
26.2% (17)

Safety Results
•
No deaths, no unanticipated adverse device effects
•
Implant/revision procedure, device, therapy-related SAEs in
treated subjects (primary safety endpoint): 3.1% vs. 15% pre-
specified limit, CI (1.0, 7.1%); p<0.0001
•
93% of subjects were active in the blinded trial at 12 months

Cardiovascular Safety
Measure
Visit Type
Treated
N Mean SD
Systolic Blood Pressure (mmHg)
6 months 149 -6.6 12.7
12 months 147 -5.5 14.2
Diastolic Blood Pressure (mmHg)
6 months 149 -3.4 8.9
12 months 147 -2.8 9.6
Heart Rate (bpm)
6 months 149 -4.4 11.9
12 months 147 -3.6 10.3

Overview of Results ReCharge Pivotal Trial By: Robert D. Gibbons, Ph.D. 11

Conclusions
•
Excellent safety profile met pre-specified target
•
Statistical superiority achieved in favor of treated group based on percent EWL
•
Statistically significant responder analyses based on pre-
specified (20% and 25%) and “super-response” (50%) thresholds
•
ITT and per protocol analyses are in agreement
•
Highly clinically meaningful EWL of 24.4%
•
Although the pre-defined “super-superiority” efficacy endpoint was not met, the risk/benefit ratio for Maestro RC2 device is clearly positive and supports FDA PMA submission

Thank you